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Exhibit 23.3

Form of
Consent of Griffin Financial Group, LLC

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of Leesport Financial Corp. ("Leesport"), dated                        , 2004 that forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Madison Bancshares Group, Ltd. with and into Leesport, as Annex B to the Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Reading, Pennsylvania
                        , 2004

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Form of Consent of Griffin Financial Group, LLC